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                                                                       EXECUTION

                                LIMITED GUARANTEE

                                                  January 4, 2002

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

       Re: THE DOE RUN RESOURCES CORPORATION AND FABRICATED PRODUCTS, INC.

Ladies and Gentlemen:

     Congress Financial Corporation ("Lender") has entered into financing arrangements with The Doe Run Resources Corporation, a New York corporation ("Doe Run") and Fabricated Products, Inc., a Delaware corporation ("Fabricated", and together with Doe Run, individually, each a "Borrower" and collectively, "Borrowers") pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 12, 1998, by and among Lender and Borrowers, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of January 13, 1999, Amendment No. 3 to Loan and Security Agreement, dated as of February 1, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of June 11, 1999, Amendment No. 5 to Loan and Security Agreement, dated January 26, 2001 and Amendment No. 6 to Loan and Security Agreement, dated of even date herewith (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

     Due to the close business and financial relationships between Borrowers and the undersigned ("Guarantor"), in consideration of the benefits which will accrue to Guarantor and as an inducement for and in consideration of Lender entering into Amendment No. 6 to Loan and Security Agreement dated of even date herewith, by and among Lender and Borrowers (as the same now exists or may be amended, modified, supplemented, extended, renewed, restated or replaced "Amendment No. 6"), and Lender's continuing to make loans and advances and provide other financial accommodations to Borrowers pursuant to the Loan Agreement, as so amended, and the other Financing Agreements, Guarantor hereby agrees in favor of Lender as follows:

     1.   GUARANTEE.

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          (a) Subject to the limitations set forth in Section 2 below, Guarantor absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"): all obligations, liabilities and indebtedness of any kind, nature and description of Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Loan Agreement, the other Financing Agreements, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to either Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including principal, interest, fees, charges and expenses in any way related thereto and all other obligations of Borrowers or their successors to Lender, arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrowers' obligations, liabilities and indebtedness, to Lender, the rights of Lender in any collateral or under this Guarantee and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to this Guarantee, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to either Borrower or Guarantor under the United States Bankruptcy Code or any similar statute.

          (b) This Guarantee is a guaranty of payment and not of collection. Guarantor agrees that Lender need not attempt to collect any Guaranteed Obligations from either Borrower or any other Obligor (as hereinafter defined) or to realize upon any collateral, but may require Guarantor to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrowers or Guarantor) and in such order as Lender may elect.

          (c) Payment by Guarantor shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. The Guaranteed Obligations shall be due for purposes hereof regardless of whether Borrowers are permitted to make any payments in respect thereof under the terms of Amendment No. 6 or otherwise. Guarantor shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or

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concurrent actions may be brought hereon against Guarantor either in the same action in which any Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender to Guarantor.

          (d) Except as Lender may otherwise agree in writing, all payments received by Lender in respect of any of the obligations of Borrowers to Lender (whether as proceeds of collateral or otherwise), including the Guaranteed Obligations, shall be deemed applied first to the obligations of Borrowers to Lender in excess of the amount of the limit on the liability of Guarantor provided for herein.

     2. LIMITATION. Notwithstanding anything to the contrary contained in this Guarantee, the liability of Guarantor hereunder for the Guaranteed Obligations shall not exceed: (a) the principal amount of $2,000,000, plus (b) interest on $2,000,000 of the Guaranteed Obligations from the earlier of the date of demand by Lender for payment hereunder or the date of the commencement of any proceeding under the United States Bankruptcy Code against Guarantor or either Borrower, plus (c) the reasonable costs, expenses and other charges related to the collection of such Guaranteed Obligations (including, but not limited to, attorneys' fees and legal expenses). All references to Guaranteed Obligations in the Guarantee mean such Obligations without regard to the limit on the liability of Guarantor pursuant to in this Section 2.

     3. WAIVERS AND CONSENTS.

          1. Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrowers and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrowers or Guarantor are entitled are hereby waived by Guarantor. Guarantor also waives notice of and hereby consents to, any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrowers or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, such other party or owner of property being an "Obligor" and collectively, the "Obligors"), the exercise of, or refraining from the exercise of any rights against Borrowers or any other Obligor or any collateral, the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and any financing by Lender of Borrowers under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Lender under Section 363 of the United States Bankruptcy Code. Guarantor agrees that the amount of the

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Guaranteed Obligations shall not be diminished and the liability of Guarantor hereunder shall not be otherwise impaired or affected by any of the foregoing.

          2. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrowers in respect of any of the Guaranteed Obligations, or Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantor hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to either Borrower under the United States Bankruptcy Code or any similar statute, Guarantor shall be liable therefor, even if such Borrower's liability for such amounts does not, or ceases to, exist by operation of law. Guarantor acknowledges that Lender has not made any representations to Guarantor with respect to Borrowers, any other Obligor or otherwise in connection with the execution and delivery by Guarantor of this Guarantee and Guarantor is not in any respect relying upon Lender or any statements by Lender in connection with this Guarantee.

          3. Until all of the Obligations have been indefeasibly paid and satisfied in full in immediately available funds and the Loan Agreement and the other Financing Agreements have been terminated, (i) Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against (A) Borrowers,
(B) any collateral for the Guaranteed Obligations or (C) other assets of Borrowers or any other Obligor; in each case for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Lender by Guarantor hereunder, and (ii) Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantor, Borrowers or any other Obligor upon the Guaranteed Obligations or realized from their property. Notwithstanding anything to the contrary in the previous sentence, Guarantor shall be permitted to file a proof of claim or other proof of debt in the form required in connection with any dissolution, winding-up, liquidation or reorganization of a Borrower in any bankruptcy, insolvency or receivership proceedings with respect to a Borrower.

     4. SUBORDINATION. Payment of all amounts now or hereafter owed to Guarantor by Borrowers or any other Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Lender of the Guaranteed Obligations (other than any payments by Borrowers to Guarantor made in accordance with the terms and conditions of Sections 6.7 (b)(iii), (iv), (v) and (vii) of the Loan Agreement) and all such amounts and any security and guarantees therefor are hereby assigned to Lender as security for the Guaranteed Obligations.

     5. ACCELERATION. Notwithstanding anything to the contrary contained herein or in any of the terms of any of the other Financing Agreements, the liability of Guarantor for the entire

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Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrowers or any other Obligor therefor does not, upon demand by Lender at any time on or after the occurrence of any act, condition or event which constitutes an Event of Default (as defined in the Loan Agreement), PROVIDED, THAT, upon the commencement of any case or proceeding under the US Bankruptcy Code or any other insolvency statute or similar statute or in the event that Lender is otherwise stayed from making any demand upon Guarantor, the liability of Guarantor hereunder shall automatically mature and become immediately due and payable without demand.

     6. ACCOUNT STATED. The books and records of Lender showing the account between Lender and Borrowers shall be admissible in evidence in any action or proceeding against or involving Guarantor as PRIMA FACIE proof of the items therein set forth, and the monthly statements of Lender rendered to Borrowers, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrowers, shall be deemed conclusively correct and constitute an account stated between Lender and Borrowers and be binding on Guarantor.

     7. TERMINATION.

          (a) This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Guarantor shall continue to be liable hereunder until one of Lender's officers actually receives a written termination notice from Guarantor sent to Lender at its address set forth above by certified mail, return receipt requested and thereafter as set forth below. Revocation or termination hereof by Guarantor shall not affect, in any manner, the rights of Lender or any obligations or duties of Guarantor under this Guarantee with respect to Guaranteed Obligations which have been created, contracted, assumed or incurred prior to the receipt by Lender of such written notice of revocation or termination as provided herein, including, without limitation, all amendments, extensions, renewals and modifications of such Guaranteed Obligations (whether or not evidenced by new or additional agreements, documents or instruments executed on or after such notice of revocation or termination), all interest, fees and similar charges accruing or due on and after revocation or termination, and all attorneys' fees and legal expenses, costs and other expenses paid or incurred on or after such notice of revocation or termination in attempting to collect or enforce any of the Guaranteed Obligations against Borrowers, Guarantor or any other Obligor (whether or not suit be brought), or Guaranteed Obligations which have been created, contracted, assumed or incurred after the receipt by Lender of such written notice of revocation or termination as provided herein pursuant to any contract entered into by Lender prior to receipt of such notice. The sole effect of such revocation or termination by Guarantor shall be to exclude from this Guarantee the liability of Guarantor for those Guaranteed Obligations arising after the date of receipt by Lender of such written notice which are unrelated to Guaranteed Obligations arising or transactions entered into prior to such date.

          (b) Without limiting anything contained in Section 7(a) hereof and subject to Section 8 hereof, this Guarantee may not be terminated and shall continue until EITHER: if any amounts have been paid by Guarantor to Lender hereunder, Guarantor has been indefeasibly

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repaid in full by Borrowers pursuant to Section 3(c) hereof or if no amounts have been paid to Lender hereunder, either: all of the Guaranteed Obligations have been indefeasibly repaid and satisfied in full by Borrowers in immediately available funds (without regard to any limitations on the liability of Guarantor hereunder) and the financing arrangements between Borrowers and Lender have been terminated or each of the following conditions is satisfied as determined by
Lender: (1) the reserve set forth in Section 2.4(b) of the Loan Agreement is $5,000,000, (2) as of the date that such reserve shall be increased to $5,000,000 pursuant to Section 2.4(b) of the Loan Agreement and for three (3) consecutive Business Days thereafter, Excess Availability shall be not less that $1,000,000 and (3) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing including, any of the Existing Defaults.

          (c) Guarantor acknowledges that any termination or renovation or purported termination or revocation by Guarantor of this Guarantee except in accordance with Section 7(b) above shall constitute an Event of Default.

     8.   REINSTATEMENT.

          (a) If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect (subject to the limitation set forth in Section 2 hereof) as if such payment or proceeds had not been received by Lender. Guarantor shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 8 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 8 shall survive the termination or revocation of this Guarantee.

          (b) In the event that at any time after the date of the termination of this Guarantee, Lender determines that any of the conditions of Section 7(b) were not satisfied, this Guarantee shall be reinstated and shall continue in full force and effect. This Section 8(b) shall survive the termination or revocation of this Guarantee. Guarantor shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any such payments.

     9. AMENDMENTS AND WAIVERS. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

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     10.  CORPORATE EXISTENCE, POWER AND AUTHORITY. Guarantor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Lender hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Guarantee is within the corporate powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

     11. FINANCIAL INFORMATION OF GUARANTOR. As soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year of Guarantor, Guarantor shall cause to be delivered to Lender a true, correct and complete copy of the annual audited balance sheets, statements of earnings and retained earnings and cash flows for Guarantor and its Subsidiaries for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of Guarantor and its Subsidiaries as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP consistently applied.

     12.  GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

          (a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Guarantor and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without regard to principals of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

          (b) Guarantor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Lender elects, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Guarantee or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Guarantor and Lender in respect of this Guarantee or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or Borrowers and Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in

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order to realize on any collateral at any time granted by Borrowers or Guarantor to Lender or to otherwise enforce its rights against Guarantor or its property).

          (c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor shall appear in answer to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Lender against Guarantor for the amount of the claim and other relief requested.

          (d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other Financing Agreements.

     13. NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth above and to Guarantor at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

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     14.  PARTIAL INVALIDITY. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     15. ENTIRE AGREEMENT. This Guarantee represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     16. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Guarantor shall not terminate this Guarantee as to such entity or as to Guarantor.

     17. CONSTRUCTION. All references to the term "Guarantor" wherever used herein shall mean Guarantor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Guarantor or any of its assets or Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Lender" wherever used herein shall mean Lender and its successors and assigns and all references to the term "Borrower" or "Borrowers" wherever used herein shall mean each Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for such Borrower or any of its assets or each Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

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     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guarantee as of the day and year first above written.

                                            THE RENCO GROUP, INC.

                                            By:
                                               -------------------------

                                            Title:
                                                  ----------------------

                                            Chief Executive Office:

                                            30 Rockefeller Plaza
                                            New York, New York 10112

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On this ____ day of January, 2002, before me personally came
_____________________, to me known, who stated that he is the
____________________ of THE RENCO GROUP, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                    ---------------------
                                                       Notary Public